SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): December 30, 2003

                         ONE PRICE CLOTHING STORES, INC.
                        --------------------------------
             (Exact name of Registrant as specified in its charter)

Delaware                   0-15385                         57-0779028
--------                   -------                         ----------
(State or other     (Commission File No.)      (IRS Employer Identification No.)
jurisdiction of
incorporation or
organization)

                             Hwy. 290 Commerce Park
                              1875 East Main Street
                          Duncan, South Carolina 29334
          (Address of principal executive offices, including zip code)
                                 (864) 433-8888
              (Registrant's telephone number, including area code)


                                     None.
                             (Former name or Former
                                   Address if
                           Changed Since Last Report)

Item 5.   Other Events and Regulation FD Disclosure

On December 24, 2003, One Price Clothing Stores, Inc. issued the following press release concerning the termination of the Company's
Chief Financial Officer:


                       ONE PRICE ANNOUNCES TERMINATION OF
                             CHIEF FINANCIAL OFFICER

         Duncan, SC, December 24, 2003 - One Price Clothing Stores, Inc. (OTC:
ONPR), an operator of a national chain of retail specialty stores offering first quality, in-season apparel and accessories for women and children, today announced the termination of C. Burt Duren, Chief Financial Officer of the Company. Mr. Duren was terminated because of issues raised regarding representations made in connection with the Company's revolving credit facility. The Company is in close contact with its lenders to address these representations and the default they appear to trigger under the Company's revolving credit facility.

         The Audit Committee of the Company's Board of Directors has directed outside legal counsel to review the facts and circumstances surrounding Mr. Duren's termination, and outside legal counsel, on behalf of the Company, has contacted the Securities and Exchange Commission about such matters. Counsel for the Audit Committee is in the process of engaging independent forensic auditors to fully investigate all questions concerning the Company's representations to its lenders and the impact of such representations on the Company's financial reports filed with the SEC. The Company expects that the forensic auditors will be engaged this week. The Board and Company management are fully cooperating with the independent investigation.

         John Disa, the Company's Chief Executive Officer, said: "We are committed to fully investigating and resolving issues related to representations made to our lenders and made in our financial reports, and we will take appropriate action against any employee or former employee found to have committed any wrongdoing. We have communicated an absolute zero tolerance policy for any such acts and we plan to act promptly. We appreciate the efforts of Sun Capital Partners, Inc., an affiliate of our majority stockholder, in connection with both the discovery and prompt investigation and action regarding these important issues. Preliminary indications are that these issues have been going on prior to Sun Capital Partners, Inc.'s involvement with the Company. We are also pleased to announce that Lynn Skillen, Vice President of Sun Capital Partners, Inc. has agreed to serve as interim Chief Financial Officer of the Company."

         Marc J. Leder, Managing Director of Sun Capital Partners, Inc. added:
"We are confident that John Disa, the Company's recently appointed Chief Executive Officer, and his management team are committed to resolving all issues with respect to past representations to the Company's lenders and to the public. We are also confident that John and his team are committed to implementing the Company's new business plan designed to rationalize its cost structure and strengthen its financial condition and overall operations."

         One Price Clothing Stores, Inc. currently operates 550 stores in 30 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands under the One Price & More!, BestPrice! Fashions and BestPrice! Kids brands. For more information on One Price, visit www.oneprice.com.

FORWARD LOOKING STATEMENTS - All statements contained in this press release as to future expectations and financial results including, but not limited to, statements containing the words "believes," "anticipates," "expects," "projects," "should," "will," "plans" and similar expressions, should be considered forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may address items such as management's and Sun Capital Partners, Inc.'s expectations regarding the Company's business plan and the expected resolution of the issues addressed in this release. There are a number of factors that could cause these beliefs and expectations to differ materially from those expressed in forward looking statements. Those factors include the results of the independent investigation that are not currently contemplated by the Company, or any actions taken by the Company's senior lenders, stockholders or the SEC in response to the issues raised by this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACTS: Grant H. Gibson, Vice President & Corporate Secretary of One Price Clothing Stores, Inc., phone: 864/486-6382, or Lynn Skillen, Vice-President and interim Chief Financial Officer of One Price Clothing Stores, Inc., phone:
864/486-6270.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ONE PRICE CLOTHING STORES, INC.



Date:  December 30, 2003                   /s/ John J. Disa
                                           ------------------------------------
                                           John J. Disa, Chief Executive Officer